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                                                                   EXHIBIT 10.40

                                    SUBLEASE

LEE & ASSOCIATES
COMMERCIAL REAL ESTATE SERVICES                                    JUNE 14, 2000

1.       PARTIES

         This Sublease is entered into by and between Cerprobe Corporation, a Delaware corporation, Sublessor, and Rockford Corporation, Inc., an Arizona corporation, Sublessee, as a Sublease under the Master Lease dated May 29, 1997, entered into by Jerome and Cathy Reynolds as Lessor, and Sublessor under this Sublease as Lessee; a copy of the Master Lease is attached hereto as "Exhibit A".

2.       PROVISIONS CONSTITUTING SUBLEASE

         (a) This Sublease is subject to all of the terms and conditions of the Master Lease in Exhibit A and Sublessee shall assume and perform the obligations of Sublessor and Lessee in said Master Lease, to the extent said terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission that shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith without any liability of Sublessor to Sublessee.

         (b) All of the terms and conditions contained in the Exhibit A Master Lease are incorporated herein, except for Paragraph 4 (Rent) and Paragraph 6 (Security Deposit) and any other paragraph that contradicts the terms of the Master Lease. Said terms and provisions of the Sublease document shall supersede the terms of the Master Lease as terms and conditions of this Sublease (with each referenced therein to Lessor and Lessee to be deemed to refer to Sublessor and Sublessee) and, along with all of the following Sections set out in this Sublease, shall be the complete terms and conditions of this Sublease.

3.       PREMISES

         Sublessor leases to Sublessee hires from Sublessor the following described Premises together with the appurtenances, situated in the City of Tempe, County of Maricopa, State of Arizona.

4.       RENTAL

         Sublessee shall pay to Sublessor as rent for the Premises in advance on the first day of each calendar month of the term of this Sublease without deduction, offset, prior notice or demand, in lawful money of the United States, the sum of SEE ADDENDUM A ($________). If the commencement date is not the first day of the month, or if the Sublease termination date is not the last day of the month, a prorated monthly installment shall be paid at the then current rate for the fractional month during which the Sublease commences and/or terminates.
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Receipt of $16,740.36 is hereby acknowledged as payment for the following: first month's rental, triple net costs, and City of Tempe rental tax, and the additional amount of $12,000.00 as non-interest bearing security deposit for performance under this Sublease. In the event Sublessee has performed all of the terms and conditions of this Sublease throughout the term, upon Sublessee vacating the Premises, the amount paid as a security deposit shall be returned to Sublessee after first deducting any sums owing to Sublessor.

5.       TERM

         (a) The term of this Sublease shall be for a period of forty-five (45) months commencing on January 1, 2001, and expiring September 30, 2004, unless terminated soon as outlined in this Sublease or Master Lease document.

         (b) In the event Sublessor is unable to deliver possession of the Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the Premises to Sublessee, but the terms hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, take possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions thereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed in the first month of the term, prorated at the rate of 1/30th thereof per day.

6.       USE

         Sublessee shall use the Premises for general office, manufacturing and assembly and for no other purpose without the prior written consent of Sublessor. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner, Sublessee shall not use the Premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the Premises. Sublessee shall not to or suffer anything to be done upon the Premises that will cause structural injury to the Premises or the building of which the Premises form a part. The Premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated in or upon the Premises which will in any manner injure, vibrate or shake the Premises of the building of which it is a part. No use shall be made of the Premises which will in any way impair the efficient operation of the sprinkler system (if any) without the building containing the Premises. Sublessee shall not leave the Premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the Premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the Premises or any part hereof for any purpose which will increase the existing rate of insurance upon the building in which the Premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the Premises by Sublessee shall cause, directly or indirectly, any increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

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7.       NOTICES

         All notices or demand of any kind required or desired to be given by Sublessor or Sublessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the untied States Mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth after their signature at the end of this Sublease. All rent and other payments due under this Sublease or the Master Lease shall be made by Sublessee to Sublessor at the same address.

DATED:   July 25            , 2001
        --------------------


SUBLESSOR:  Cerprobe Corporation         SUBLESSEE:  Rockford Corporation, Inc.,
                                                     an Arizona Corporation

By:      /s/                             By:   /s/
   -----------------------------            ---------------------------------
         Paul R. Tallis                        Dave Richard, Vice President
                                               Information Technology

Its:  V.P., Worldwide Facilities         By:
                                            ---------------------------------
Address:   1150 North Fiesta Boulevard   Address:     546 S. Rockford Drive
           Gilbert, AZ  85233-2237                    Tempe, AZ  85281
Telephone: (480) 333-1500                             (480) 517-3030

The undersigned, Lessor under the Master Lease attached as "Exhibit A", hereby consents to the subletting of the Premises described herein on the terms and conditions in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

DATED:                      , 2001          LESSOR:
        --------------------

                                            By:
                                               ---------------------------------
                                                  Jerome A. Reynolds

                                            By:
                                               ---------------------------------
                                                  Cathy E. Reynolds
                                            Address:     P.O. Box 2609
                                                         Sedona, AZ  86339
                                            Telephone:   (520) 282-2328

(If Sublessor or Sublessee is a corporation, the corporate seal must be affixed and the authorized officers must sign on behalf of the corporation. The Sublease must be executed by the President or a Vice President and the Secretary or Assistant Secretary unless the Bylaws or a Resolution of the board of Directors shall otherwise provide, in which event the bylaws or a certified copy of the Resolution, as the case may be, must be furnished.)

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                                   ADDENDUM A

Rent Schedule:

Months 01-06: $.40 NNN per square foot per month* plus triple net (NNN) costs of
              $0.14 per square foot per month.

Months 07-46: $.65 NNN per square foot per month*  plus triple net (NNN) costs of $0.14 per square foot per month.

*  Plus applicable rental tax, currently 2.20%

Triple net (NNN) cost = $.14 per square foot per month.
Triple net (NNN) costs include property taxes, building insurance and parking lot maintenance.

Maintenance:

Sublessor will deliver the Premises with all HVAC, electrical, mechanical, plumbing, structural and roof in working order.

Provided Sublessee is not in default of the Sublease dated June 14, 2000 and Sublessee has provided to Sublessor proof of a service contract with a qualified professional for the maintenance of the HVAC system, maintenance contract will service existing units and repair or replace those minor items such as belts, fans, etc. Sublessor will, after written notice by Sublessee, at its own cost and expense, be responsible for any major repairs and/or unit replacement of HVAC systems, unless the repairs are necessary due to damage or neglect by Sublessee or its agents.

Also, Sublessor, after receiving written notice of damage from Sublessee, will at its own costs and expense (except as otherwise stated herein) repair the following damage to the Subleased Premises but none other: damage to the roof and damage to structural portions of the Subleased Premises ("structural portions" consist only of the foundation and member supporting the roof but exclude, for example, any exterior wall at which there is an entrance to or exit from the Subleased Premises, all interior partition walls and the interior side of building perimeter walls enclosing the Subleased Premises, all doors, floors, moldings, trim, window frames, door frames, closure devices, hardware, plate glass, dock equipment, and truck doors). However, if the damage is caused by acts or omissions of Sublessee its agents, employees, customers or invitees, or any burglar, vandal, or other unauthorized entrant, or any other person (with the exception of Sublessor or Lessor themselves) then the Sublessee will bear the cost of such repairs.

Tenant Improvement Allowance:

Cerprobe to provide Rockford a $30,000.00 tenant improvement allowance. Cerprobe must approve all tenant improvements over $5,000.00 prior to installation or construction.
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Cancellation Provision:

Provided Rockford Corporation is not in default of their Sublease, Rockford may cancel this Sublease at month twenty-four (24) with a six (6) month written notice and a penalty equal to four (4) months rent ($78,000.00). The second cancellation option shall be at month thirty-six (36), with a six (6) month written notice and three (3) months or rent ($58,000.00).

Trenching:

Landlord will allow Rockford Corporation to trench from the street to the building in order to install conduit and run its system's cabling. Said cabling is required to connect Sublessee's facilities. All work must be by a licensed and bonded contractor and approved by Sublessor and Landlord prior to commencement of work.

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                              ADDENDUM A - "PAGE 2"


Roof Penetration:

Sublessor, at Sublessor's sole cost, will seal all of the existing roof penetrations prior to the commencement date.

Painting:

Sublessee shall have the right, with Sublessor's approval, which approval shall not be unreasonably withheld, to select the new color of the stripe that surrounds the building. The existing tenant (Empire) shall be responsible for painting this area.

Delay in Occupancy:

So long as the delay is not due to the acts of Sublessee, its agent, employees, customers, or invitees, Sublessor agrees to a penalty in the Sublessor cannot deliver the Premises by January 1, 2001. The penalty will be day for day for the first fifteen (15) days, two (2) days per day for days 16 through 31 and three
(3) days per day thereafter. The following table identifies the penalty i.e.,:

                  Delivery Date              Rent Commencement Date
                  1/5/01                             1/9/01
                  1/18/01                            2/6/01
                  2/3/01                             3/26/01




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